Exhibit 28(n)(3) under Form N-1A
Exhibit 99 under Item 601/Reg.S-K

CLASS B SHARES EXHIBIT
TO
MULTIPLE CLASS PLAN
(Revised 3/1/10)
1.      Separate Arrangement And Expense Allocation

For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement of the Class B Shares will consist of sales by financial intermediaries in consideration of the payment of an advance commission paid by the principal underwriter.  Financial intermediaries may perform shareholder services and receive a shareholder service fee for their services. In consideration of advancing commissions and/or the provision of shareholder services, the principal underwriter may receive the contingent deferred sales charges paid upon redemption of Class B Shares, and/or shareholder service fees and/or fees under a 12b-1 plan. In connection with this basic arrangement, Class B Shares will bear the following fees and expenses:

Fees and Expenses	Maximum Amount Allocated Class B Shares
Sales Load	None
Contingent Deferred Sales Charge (“CDSC”)	Up to 5.5% of the share price at the time of purchase or redemption, whichever is lower
Shareholder Service Fee	Up to 25 basis points (0.25%) of the average daily net asset value
12b-1 Fee	Up to 75 basis points (0.75%) of the average daily net asset value
Redemption Fee	As set forth in the attached Schedule
Other Expenses	Itemized expenses incurred by the Fund with respect to holders of Class B Shares as described in Section 3 of the Plan

2.      Conversion and Exchange Privileges

For purposes of Rule 18f-3, Class B Shares have the following conversion rights and exchange privileges at the election of the shareholder:

Conversion Rights:	After Class B Shares have been held for eight years from the date of purchase, they will automatically convert into Class A Shares on or about the last day of the following month.
Exchange Privilege:	Class B Shares may be exchanged for Class B Shares of any other Fund.
In any conversion or exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered.  Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.

3.      Exceptions to Basic Arrangements

For purposes of Rules 6c-10 and 22d-1 under the Act, unless otherwise specified on the Schedule to this Exhibit, the scheduled variations in contingent deferred sales charges payable upon redemption are as follows:

(a)	(A) BASIC CDSC SCHEDULE

Shares Held Up to: To:	Have A CDSC Of:
1 year	5.50%
2 years	4.75%
3 years	4.00%
4 years	3.00%
5 years	2.00%
6 years	1.00%
7 years	0.00%
8 years	Convert to Class A Shares

(b)	(B) WAIVER OF CDSC

Contingent upon notification to the Fund's principal underwriter or transfer agent, no CDSC will be imposed on redemptions:

■
following the death of the last surviving shareholder on the account or the post-purchase disability of all registered shareholder(s), as defined in Section 72(m)(7) of the Internal Revenue Code of 1986;

■	representing minimum required distributions from an Individual Retirement Account or other retirement plan to a shareholder who has attained the age of 70 ½;
■	of Shares that were reinvested within 120 days of a previous redemption;
■
of Shares held by the Directors, Trustees, employees and sales representatives of the Fund, the Adviser, the principal underwriter and their affiliates, employees of any investment professional that sells Shares according to a sales agreement with the principal underwriter, by the immediate family members of the above persons, and by trusts, pension or profit-sharing plans for the above persons;

■	of Shares originally purchased through a financial intermediary that did not receive an advance commission on the purchase;
■	of shares purchased with reinvested dividends or capital gains;
■	imposed by the Fund when it closes an account for not meeting minimum balance requirements; and
■	of Shares which were purchased pursuant to an exchange privilege if the Shares were held for the applicable CDSC holding period.
(c)

(d)	(C) SYSTEMATIC WITHDRAWAL PROGRAM

Contingent upon notification to the principal underwriter or the Fund’s transfer agent, no CDSC will be imposed on redemptions that are qualifying redemptions of Class B Shares under a Systematic Withdrawal Program as described in the applicable prospectus and statement of additional information.

4.      Redemption Fee

For purposes of Rule 11a-3 under the Act, any redemption fee received upon the redemption or exchange of Class B Shares will be applied to fees incurred or amount expended in connection with such redemption or exchange.  The balance of any redemption fees shall be paid to the Fund.

A Fund shall waive any redemption fee with respect to (i) non-participant directed redemptions or exchanges involving Class B Shares held in retirement plans established under Section 401(a) or 401(k) of the Internal Revenue Code (the “Code”), custodial plan accounts established under Section 493(b)(7) of the Code, or deferred compensation plans established under Section 457 of the Code; and (ii) redemptions or exchanges involving Class B Shares held in plans administered as college savings programs under Section 529 of the Code.

SCHEDULE OF FUNDS

OFFERING CLASS B SHARES

The Funds set forth on this Schedule each offer Class B Shares on the terms set forth in the Class B Shares Exhibit to the Multiple Class Plan, in each case as indicated below.  The 12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value.  Actual amounts accrued may be less.

CLASS B SHARES SUBJECT TO THE BASIC LOAD SCHEDULE

Multiple Class Company Series	12b-1 Fee	Redemption Fee

Federated Equity Funds:
Federated Capital Appreciation Fund	0.75%	None
Federated Clover Value Fund	0.75%	None
Federated InterContinental Fund	0.75%	2% on shares redeemed or exchanged within 30 days of purchase
Federated Kaufmann Fund	0.75%	None
Federated Kaufmann Small Cap Fund	0.75%	None
Federated Market Opportunity Fund	0.75%	None
Federated Mid-Cap Growth Strategies Fund	0.75%	None

Federated Equity Income Fund, Inc.	0.75%	None

Federated Fixed Income Securities, Inc.:
Federated Strategic Income Fund	0.75%	None

Federated Government Income Securities, Inc.	0.75%	None

Federated High Income Bond Fund, Inc.	0.75%	2% on shares redeemed or exchanged within 90 days of purchase

Federated Income Securities Trust:
Federated Capital Income Fund	0.75%	None
Federated Fund for U.S. Government Securities	0.75%	None
Federated Muni and Stock Advantage Fund	0.75%	None

Federated International Series, Inc.:
Federated International Bond Fund	0.75%	None

Federated Investment Series Funds, Inc.:
Federated Bond Fund	0.75%	None

CLASS B SHARES SUBJECT TO THE BASIC LOAD SCHEDULE (continued)

Multiple Class Company Series	12b-1 Fee	Redemption Fee

Federated Managed Allocation Portfolios:
Federated Balanced Allocation Fund	0.75%	None

Federated MDT Series:
Federated MDT Large Cap Growth Fund	0.75%	None
Federated MDT Small Cap Growth Fund	0.75%	None

Federated Municipal Securities Fund, Inc.	0.75%	None

Federated Municipal Securities Income Trust:
Federated Municipal High Yield Advantage Fund	0.75%	None
Federated New York Municipal Income Fund	0.75%	None
Federated Pennsylvania Municipal Income Fund	0.75%	None

Federated Stock and Bond Fund	0.75%	None

Federated Total Return Series, Inc.:
Federated Total Return Bond Fund	0.75%	None

Federated World Investment Series, Inc.:
Federated International High Income Fund	0.75%	None
Federated International Small-Mid Company Fund	0.75%	2% on shares redeemed or exchanged within 30 days of purchase
Federated International Value Fund	0.75%	2% on shares redeemed or exchanged within 30 days of purchase
Money Market Obligations Trust:
Liberty U.S. Government Money Market Trust	0.75%	None

CLASS C SHARES EXHIBIT
TO
MULTIPLE CLASS PLAN
(REVISED 3/31/10)

1.           SEPARATE ARRANGEMENT AND EXPENSE ALLOCATION

For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement of the Class C Shares will consist of sales by financial intermediaries in consideration of an advance commission of up to 1.00% of the public offering price, paid by the principal underwriter. Financial intermediaries may also provide shareholder services and may receive shareholder services fees therefor.  Additionally, the principal underwriter and financial intermediaries may receive distribution and/or administrative service fees under the 12b-1 Plan. In cases where the principal underwriter has advanced a commission to the financial intermediary, such 12b-1 fees will be paid to the financial intermediary beginning in the thirteenth month after purchase.  In consideration of advancing commissions, the principal underwriter will receive the contingent deferred sales charges paid upon redemption of Class C Shares and payments made under the 12b-1 Plan for twelve months following the purchase.  In connection with this basic arrangement, Class C Shares will bear the following fees and expenses:

Fees and Expenses	Maximum Amount Allocated Class C Shares
Contingent Deferred Sales Charge (“CDSC”)	1.00% of the share price at the time of purchase or redemption, whichever is lower if redeemed within twelve months following purchase
Shareholder Service Fee	Up to 25 basis points (0.25%) of the average daily net asset value
12b-1 Fee	As set forth in the attached Schedule
Redemption Fee	As set forth in the attached Schedule
Other Expenses	Itemized expenses incurred by the Fund with respect to holders of Class C Shares as described in Section 3 of the Plan

2.           CONVERSION AND EXCHANGE PRIVILEGES

For purposes of Rule 18f-3, Class C Shares have the following conversion rights and exchange privileges at the election of the shareholder:

Conversion Rights:	None
Exchange Privileges:	Class C Shares may be exchanged for Class C Shares of any other Fund.

In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered.  Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.

3.           EXCEPTIONS TO BASIC ARRANGEMENTS

For purposes of Rules 22d-1 and 6c-10 under the Act, unless otherwise specified on the Schedule to this Exhibit, the scheduled variations contingent deferred sales charges are as follows:

(A)                  WAIVER OF CDSC

Contingent upon notification of the Fund’s principal underwriter or transfer agent, no CDSC will be imposed on redemptions:

•
following the death of the last surviving shareholder on the account or the post-purchase disability of all registered shareholder(s), as defined in Section 72(m) (7) of the Internal Revenue Code of 1986;

•	representing minimum required distributions from an Individual Retirement Account or other retirement plan to a shareholder who has attained the age of 70 1/2;
•	of Shares that were reinvested within 120 days of a previous redemption;
•
of Shares held by Directors, Trustees, employees, former employees and sales representatives of the Fund, the Adviser, the principal underwriter and their affiliates, employees of any investment professional that sells Shares according to a sales agreement with the principal underwriter, by the immediate family members of the above persons, and by trusts, pension or profit-sharing plans for the above persons;

•	of Shares purchased through a financial intermediary that did not receive an advance commission on the purchase;
•	of Shares purchased with reinvested dividends or capital gains;
•	imposed by the Fund when it closes an account for not meeting the minimum balance requirements;
•	of Shares which were purchased pursuant to an exchange privilege if the Shares were held for the applicable CDSC holding period; and
•	by shareholders who originally became a shareholder of a Federated fund pursuant to the terms of an agreement and plan of reorganization which permits shareholders to acquire Shares without a CDSC.
•

4.           REDEMPTION FEE

For purposes of Rule 11a-3 under the Act, any redemption fee received upon the redemption or exchange of Class C Shares will be applied to fees incurred or amount expended in connection with such redemption or exchange.  The balance of any redemption fees shall be paid to the Fund.
A Fund shall waive any redemption fee with respect to (i) non-participant directed redemptions or exchanges involving Class C Shares held in retirement plans established under Section 401(a) or 401(k) of the Internal Revenue Code (the “Code”), custodial plan accounts established under Section 493(b)(7) of the Code, or deferred compensation plans established under Section 457 of the Code; and (ii) redemptions or exchanges involving Class C Shares held in plans administered as college savings programs under Section 529 of the Code.

SCHEDULE OF FUNDS
OFFERING CLASS C SHARES

The Funds set forth on this Schedule each offer Class C Shares on the terms set forth in the Class C Shares Exhibit to the Multiple Class Plan, in each case as indicated below.  The 12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value.  Actual amounts accrued may be less.

CLASS C SHARES SUBJECT TO THE BASIC LOAD SCHEDULE
Multiple Class Company Series	12b-1 Fee	Redemption Fee
Federated Equity Funds:
Federated Capital Appreciation Fund	0.75%	None
Federated Clover Small Value Fund	0.75%	None
Federated Clover Value Fund	0.75%	None
Federated InterContinental Fund	0.75%	2% on shares redeemed or exchanged within 30 days of purchase
Federated International Strategic Value Dividend Fund	0.75%	2% on shares redeemed or exchanged within 30 days of purchase
Federated Kaufmann Fund	0.75%	None
Federated Kaufmann Large Cap Fund	0.75%	None
Federated Kaufmann Small Cap Fund	0.75%	None
Federated Market Opportunity Fund	0.75%	None
Federated Mid Cap Growth Strategies Fund	0.75%	None
Federated Prudent Bear Fund	0.75%	None
Federated Strategic Value Fund	0.75%	None

Federated Equity Income Fund, Inc.	0.75%	None

Federated Fixed Income Securities, Inc.:
Federated Strategic Income Fund	0.75%	None

Federated Government Income Securities, Inc.	0.75%	None

Federated High Income Bond Fund, Inc.	0.75%	2% on shares redeemed or exchanged within 90 days of purchase

Federated Income Securities Trust:
Federated Capital Income Fund	0.75%	None
Federated Fund for U.S. Government Securities	0.75%	None
Federated Muni and Stock Advantage Fund	0.75%	None
Federated Prudent DollarBear Fund	0.75%	None
Federated Real Return Bond Fund	0.75%	None

Federated Index Trust
Federated Max-Cap Index Fund	0.75%	None

CLASS C SHARES SUBJECT TO THE BASIC LOAD SCHEDULE (continued)

Multiple Class Company Series	12b-1 Fee	Redemption Fee
Federated International Series, Inc.:
Federated International Bond Fund	0.75%	None

Federated Investment Series Funds, Inc.:
Federated Bond Fund	0.75%	None

Federated Managed Allocation Portfolios:
Federated Balanced Allocation Fund	0.75%	None

Federated MDT Series:
Federated MDT All Cap Core Fund	0.75%	None
Federated MDT Balanced Fund	0.75%	None
Federated MDT Large Cap Growth Fund	0.75%	None
Federated MDT Small Cap Core Fund	0.75%	None
Federated MDT Small Cap Growth Fund	0.75%	None

Federated Municipal Securities Fund, Inc.	0.75%	None

Federated Municipal Securities Income Trust:
Federated Municipal High Yield Advantage Fund	0.75%	None

Federated Stock and Bond Fund	0.75%	None

Federated Total Return Series, Inc.:
Federated Total Return Bond Fund	0.75%	None

Federated World Investment Series, Inc.:
Federated International High Income Fund	0.75%	None
Federated International Small-Mid Company Fund	0.75%	2% on shares redeemed or exchanged within 30 days of purchase
Federated International Leaders Fund	0.75%	2% on shares redeemed or exchanged within 30 days of purchase
Money Market Obligations Trust:
Liberty U.S. Government Money Market Trust	0.75%	None